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                                                                   EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 26, 2002 relating to the financial statements and financial statement schedule of Parker Hannifin Corporation, which appears in Parker Hannifin's Annual Report on Form 10-K for the year ended June 30, 2002.

/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Cleveland, OH
February 13, 2003